UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 15, 2010

Date of Report (Date of earliest event reported)

1st Financial Services Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 15, 2010, 1st Financial Services Corporation (the “Company”) announced that Michael G. Mayer has been appointed Chief Executive Officer of the Company and its wholly owned subsidiary, Mountain 1st Bank & Trust Company (the “Bank”).

There follows a brief description of the terms and conditions of the Employment Agreement executed by the Company, the Bank and Mr. Mayer on December 10, 2009 (the “Employment Agreement”), which became effective on January 15, 2010, the day following the expiration of the statutory notice period. A copy of the Employment Agreement is attached as Exhibit 99.1, and incorporated herein by reference.

Unless earlier terminated, the Employment Agreement has a term of three years beginning as of January 15, 2010 (the “Effective Date”), and ending as of January 14, 2013 (the “Term”).

The Employment Agreement provides that the Company and the Bank (together the “Employer”) shall pay Mr. Mayer a base salary of $300,000 for the first year of the Term, $330,000 for the second year of the Term, and $363,000 for the third and final year of the Term.

Mr. Mayer shall receive a signing bonus of $50,000 within five days of the Effective Date. On the Effective Date, and (unless the Employment Agreement is sooner terminated) on the first and second anniversary thereof, Mr. Mayer shall receive restricted stock having a value of $50,000. The restricted stock shall be subject to the terms of the Company’s 2008 Omnibus Equity Plan and a restricted stock award agreement, and to the TARP Standards for Compensation and Corporate Governance, and any amendments or supplements or any successor rules thereto (the “CPP Rules”).

Mr. Mayer shall be entitled to receive annual perquisites having an aggregate value of no more than $24,900, including Employer-paid dues and assessments for membership in and use of civic and social clubs and a monthly automobile allowance.

Subject to the CPP Rules, Mr. Mayer shall be entitled throughout the Term to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability, and group life benefits, including the Employer’s 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that Mr. Mayer satisfies the eligibility requirements for any such plans or benefits.

As long as the Employer is subject to the CPP Rules, any bonus or incentive compensation paid or payable to Mr. Mayer shall be repaid by Mr. Mayer if the compensation was based on materially inaccurate financial statements or on any other materially inaccurate performance criteria.

Mr. Mayer’s employment shall terminate automatically upon Mr. Mayer’s death. If Mr. Mayer dies in active service to the Employer, Mr. Mayer’s estate shall receive any sums due to Mr. Mayer as base salary, reimbursement of expenses through the end of the month in which death occurred, reimbursement of perquisites paid by Mr. Mayer or payable by his estate, any bonus earned or accrued through the date of death, including any unvested amounts awarded for previous years, and for 12 months after Mr. Mayer’s death the Employer shall provide without cost to Mr. Mayer’s family continuing health care coverage under COBRA substantially identical to that provided for Mr. Mayer before death.

Either Mr. Mayer or the Employer may terminate Mr. Mayer’s employment at any time with or without cause, in which event Mr. Mayer shall receive base salary, and reimbursement of expenses and perquisites through the date of termination.

The Employment Agreement provides that the Bank Board may unilaterally and without Mr. Mayer’s consent modify any of the provisions of the Employment Agreement and the agreement or agreements memorializing restricted stock grants, if in the Bank Board’s sole judgment the modification is necessary to comply with the CPP Rules.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

A brief description of the material terms of Mr. Mayer’s Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.

Prior to being appointed Chief Executive Officer of the Company and the Bank, Mr. Mayer (age 49) was President and Chief Executive Officer of Carolina Commerce Bank (2008 – 2009); President and Chief Executive Officer of Colony Signature Bank (I/O) (2007 – 2008); President of Paragon Commercial Bank (2006 – 2007); and SVP of Bank of America (1982 – 2006).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Employment Agreement among 1st Financial Services Corporation, Mountain 1st Bank & Trust Company and Michael G. Mayer, dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: January 20, 2010	By:	/S/ ROGER A. MOBLEY
Roger A. Mobley, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Employment Agreement among 1st Financial Services Corporation, Mountain 1st Bank & Trust Company and Michael G. Mayer, dated December 10, 2009.